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   SHARED TECHNOLOGIES CELLULAR, INC. COMMON STOCK DE-LISTED FROM THE NASDAQ
                                NATIONAL MARKET



         WETHERSFIELD, CT, July 31, 2000 -- Shared Technologies Cellular, Inc.
(STC) (Nasdaq: STCL) has been notified by The Nasdaq Stock Market, Inc. ("Nasdaq") that beginning July 31, 2000, its common stock will no longer be listed on The Nasdaq Stock Market. STC believes that its common stock is eligible for inclusion on the electronic bulletin board system, and expects the shares to be traded on this system beginning July 31, 2000, under the "STCL" symbol.

         The action by Nasdaq was based upon a determination by a Nasdaq Listing Qualifications Panel that STC failed to satisfy the minimum $50,000,000 market capitalization requirement for continued listing on The Nasdaq National Market or the minimum $35,000,000 market capitalization requirement for listing on The Nasdaq SmallCap Market.

         Headquartered in Wethersfield, Connecticut, STC is a nationwide Integrated Communications Provider (ICP). STC businesses include cellular phone rentals, digital phone sales, communication services that include cellular, paging, Internet, local and long distance services, and national activation services.

Company Contact:

Vincent DiVincenzo
Senior Vice President
(860) 258-2410